Exhibit 99.1

THOMAS F. PRISBY, CHAIRMAN
707 RIDGE ROAD • MUNSTER, INDIANA 46321
May 4, 2009
Shareholder update:
Good day to all! The Annual Meeting of Shareholders of CFS Bancorp, Inc. was held on April 28th with over 100 shareholders and guests in attendance.
We are pleased that Mr. Gene Diamond was elected to the Board, and BKD, LLP was ratified as the Company’s independent registered public accounting firm for 2009.
Our executive presentations led off with my statement “without doubt, these are the worst of economic times since the 1930s.” (President Obama, on April 29th referred to “the worst economic crisis since the great depression.”) With that as a platform, I then outlined the challenges we faced in 2008 and face going forward.
Key topics presented, that I believed our shareholders were interested in: our opting out of TARP funds, dividend reductions and capital accumulation, financial events, and 2009 strategic goals. Highlighted throughout my presentation was our need to maintain high capital levels, our top priority to reduce non-performing loans, recognition of our poor financial performance in 2008, and our expectation of improved financial performance paralleling an economic recovery. All of the day’s slides are below for more detail.
Next, Chuck Cole, our Chief Financial Officer and Executive Vice President, discussed our performance in 2008 relative to industry-wide trends in earnings, charge-offs, interest margins and efficiency ratios. Our high capital ratios were compared to industry-wide ratios, and, regulatory minimums to be considered well capitalized. Chuck finished by detailing the negative performance of various bank and thrift stock indices for the past 15 months.
Daryl Pomranke, President and Chief Operating Officer, finished the presentations on a very high note. Outlining our strategic goal of becoming a high performing bank, he reviewed the significant management restructuring of the bank over the last 18 months. The presentation highlighted the experienced executive staff, many of whom have been hired during this time frame and who are contributing in the management of problem assets, rebalancing our loan portfolio, and growing core deposits. Daryl finished by highlighting the significant level of involvement we have historically provided to the communities that we serve.
Banking Centers throughout Chicagoland and Northwest Indiana

We experimented with a new meeting format this year. After the meeting, we typically have had a group question and answer session. These sessions have resulted in very few, if any, questions from shareholders. This year our executives and directors were available for “one-on-one” conversations with any shareholder or guest who wanted to ask a question or share a comment. Although the meeting formally lasted thirty minutes, directors and management were available both before and after the meeting providing time for comments and questions on an individual and small group basis. Shareholders visited with us for thirty minutes before the meeting and an hour and thirty minutes after the meeting. When the day was over, we were excited to hear significantly more compliments than complaints on the change in format. It allowed shareholders and guests who just don’t like to stand up in public an opportunity to share their thoughts and questions on a more personal level. We enjoyed the many conversations we had and are excited about the opportunity we had to learn more from our shareholders and guests.
In these discussions comments were on point regarding our positive 1st quarter earnings release, our reductions in dividends, last year’s operating loss, a variety of other pertinent Company topics, the high service levels our customers and shareholders receive at our branches, the absence of ATMs in certain communities, and, of course, the economy.
As always, if you have any thoughts or questions on the above or any service or Company issue, please contact me at tfprisby@citz.com, 219-836-2960, fax: 219-836-2950.
Best regards,
Click to View 2009 Annual Meeting Slide Show
The above letter contains certain forward-looking statements and information relating to the Company that is based on the beliefs of management as well as assumptions made by and information currently available to management. These forward-looking statements include but are not limited to statements regarding general economic conditions, economic cycles, credit environment and capital levels. In addition, the words “anticipates,” “believes,” “estimates,” “expects,” “indicates,” “intends,” “should,” and similar expressions, or the negative thereof, as they relate to the Company or the Company’s management, are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. One or more of these risks may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not intend to update these forward-looking statements.